Exhibit 10.1

DEBT ASSIGNMENT AND ASSUMPTION AGREEMENT

Dated as of March 30, 2022

This Debt Assignment and Assumption Agreement (the “Agreement”) is entered into as of the date first set forth above (the “Effective Date”) by and between (i) CVS Limited (“CVS”) and (ii) WVM Inc. (“WVM”). Each of CVS and WVM may be referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, WVM holds 100% equity interest in CVS and CVS is a direct subsidiary of WVM. China Xiangtai Food Co., Ltd. (“China Xiangtai”) holds 100% equity interest in WVM and WVM is a direct subsidiary of China Xiangtai. CVS is an indirect subsidiary of China Xiangtai

WHEREAS, CVS, as a borrower, received intracompany loans from China Xiangtai, as the lender, during the period from June 2019 to October 2021 in amount of US$8,930,649.41 with no interest.

WHEREAS, CVS now wishes to assign US$7,144,519.53 (the “Debt”), representing 80% of such intracompany loans to WVM and WVM now wishes to assume the Debt subject to the terms and conditions as set forth herein.

NOW, THEREFORE, in consideration of the premises and of the terms and conditions herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

1.	Assignment and Assumption. CVS hereby assigns and transfers to WVM and WVM hereby assumes all of CVS’s right and obligation, as the borrower, in and to the Debt, and to the extent permitted by applicable law, all suits, claims, causes of action and any other right of CVS against any person, whether known or unknown, arising under or with respect to the Debt.

2.	Issuance of Promissory Note. CVS hereby agrees to issue a promissory note in the amount of US$7,144,519.53 with no interest (a form of which is attached hereto as Exhibit A) to WVM on the Effective Date.

3.	Representation. CVS represents and warrants as follows:

(a)	CVS is a company duly organized, validly existing and in good standing under the laws of Hong Kong SAR.

(b)	CVS has the full power, authority and legal right to assign and transfer the debt and to execute, deliver and perform this Agreement.

(c)	CVS has duly authorized, executed and delivered this Agreement and, assuming the due authorization, execution and delivery by WVM, this Agreement constitutes the legal, valid and binding agreement of CVS, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium and other laws relating to or affecting the enforcement of debt’ rights generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

(d)	As of the date hereof, the Debt is in the principal amount of US$7,144,519.53 and bears no interest.

WVM represents and warrants as follows:

(a)	WVM is a company duly organized, validly existing and in good standing under the laws of the British Virgin Islands.

(b)	WVM has the full power, authority and legal right to assign and transfer the debt and to execute, deliver and perform this Agreement.

(c)	WVM has duly authorized, executed and delivered this Agreement and, assuming the due authorization, execution and delivery by CVS, this Agreement constitutes the legal, valid and binding agreement of WVM, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium and other laws relating to or affecting the enforcement of creditor’ rights generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

4.	Choice of Law. This Agreement and any documents to be executed in connection herewith shall be delivered and accepted in and shall be deemed to be contracts made under and governed by the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of the State of New York, without giving effect to the choice of law provisions.

5.	Amendments; Modifications; Counterparts. This Agreement shall not be modified, amended, supplemented, or otherwise changed except by a writing signed by all Parties. This Agreement may be executed in counterparts. The execution of this Agreement and the transmission thereof by facsimile or e-mail shall be binding on the Party signing and transmitting same by facsimile or e-mail fully and to the same extent as if a counterpart of this Agreement bearing such Party’s original signature has been delivered.

[Signature page follows]

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IN WITNESS WHEREOF, the Parties hereto knowingly and voluntarily executed this Agreement as of the Effective Date.

CVS Limited

By:	/s/ Zeshu Dai
Name:	Zeshu Dai
Title:	Director

WVM Inc.

By:	/s/ Zeshu Dai
Name:	Zeshu Dai
Title:	Director

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